UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report: June 18, 2002
(Date of earliest event reported)

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-6217	94-1672743
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2200 Mission College Blvd., Santa Clara, California	95052-8119
(Address of principal executive offices)	(Zip Code)

(408) 765-8080
(Registrant's telephone number, including area code)

Item 5.	OTHER EVENTS

5.1	Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of Intel Corporation's announcement regarding plans to wind down its Intel Online Services Web hosting business, and a related charge expected in the second quarter of 2002, as presented in a press release dated June 18, 2002.

Item 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

99.1	Press release of June 18, 2002 with an announcement regarding plans to wind down the Intel Online Services Web hosting business and a related charge expected in the second quarter of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: June 18, 2002	By:	/s/Andy D. Bryant
Andy D. Bryant
Executive Vice President,
Chief Financial Officer and
Principal Accounting Officer